Exhibit 4.17

VOID AFTER 5:00 P.M., EASTERN TIME,

ON                (3 years from date of funding)

THIS WARRANT AND THE SHARES OF COMMON STOCK UNDERLYING THIS WARRANT (COLLECTIVELY, THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACT OR IN A TRANSACTION THAT, IN THE OPINION OF COUNSEL TO THE ISSUER, QUALIFIES AS AN EXEMPT TRANSACTION UNDER SUCH ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

DIVERSIFIED CORPORATE RESOURCES, INC.

COMMON STOCK PURCHASE WARRANT

No.	Warrant Shares

DIVERSIFIED CORPORATE RESOURCES, INC., a Texas corporation (the “Company”), hereby certifies that                 (the “Initial Holder”), is entitled, subject to the terms set forth below, to purchase from the Company,          shares (the “Warrant Shares”) of fully paid and non-assessable Common Stock of the Company, par value $.01 per share, at a purchase price of $      ($.02 above the closing price on day of funding)  per Warrant Share, subject to adjustment from time to time pursuant to Section 3 hereof (the “Purchase Price”). The term “Common Stock” means, unless the context otherwise requires, the Company’s Common Stock, par value $.01 per share, or other securities or property at the time deliverable upon the exercise of this Warrant.

1.             Exercise.

1.1           Timing of Exercise. This Warrant shall be exercisable in whole or in part from time to time commencing as of the date hereof and expiring at 5:00 P.M., Central time, on            (the “Expiration Date”), and may not be exercised thereafter.

1.2           Manner of Exercise. The purchase rights evidenced by this Warrant shall be exercised by the Initial Holder or any person permitted by Section 6.1 herein (collectively, the “Holder”), by surrendering this Warrant, with the Notice of Exercise in the form of Exhibit A hereto duly executed by the Holder, to the Company at its principal office (or such other office as may be designated by the Company to the Holder), accompanied by payment (in cash, by wire transfer or by certified or official bank check or checks) of the Purchase Price.

1.3           Partial Exercise. This Warrant may be exercised for less than the full number of Warrant Shares, in which case the number of shares of Common Stock receivable upon the exercise of this Warrant as a whole, and the sum payable upon the exercise of this Warrant as a whole, shall be proportionately reduced. Upon any such partial exercise, the Company at its expense will forthwith issue to the Holder a new Warrant or Warrants of like tenor calling for the number of Warrant Shares as to which rights have not been exercised, such Warrant or Warrants to be issued in the name of the Holder.

2.             Delivery of Stock Certificates Upon Exercise. As soon as practicable after the exercise of this Warrant, and in any event within ten (10) days thereafter, the Company, at its expense, will cause to be issued in the name of and delivered to the Holder a certificate or certificates for the number of fully paid and non-assessable shares of Common Stock to which the Holder shall be entitled upon such exercise. Any shares of Common Stock as to which this Warrant is exercised shall be deemed issued on and as of the date of such exercise, and the Holder shall thereupon be deemed to be the owner of record of such shares.

3.             Adjustments to Warrant.

3.1           Change in Capitalization. In case of any stock split, stock dividend or similar transaction which increases or decreases the number of outstanding shares of Common Stock, appropriate adjustment shall be made by the Board of Directors of the Company to the number of Warrant Shares, and the Purchase Price per Warrant Share, of Common Stock which may be purchased under this Warrant.

3.2           Consolidation, Merger and Sale of Assets. In the case of a merger, sale of assets or similar transaction which results in a replacement of the Company’s shares of Common Stock with stock of another corporation, the corporation formed by such consolidation or the corporation into which the Company shall have been merged or the corporation which shall have acquired such assets, as the case may be, shall execute and deliver to the Holder a certificate stating that the Holder shall have the right thereafter to exercise this Warrant in exchange for the kind and amount of shares of stock or other securities or property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock into which this Warrant might have been converted immediately prior to such consolidation, merger, sale or transfer, subject to adjustment as provided hereinabove, provided that the consideration to the stockholders of the Company on such transactions consists in whole or in part of securities of the other corporation. The provisions of this Section shall similarly apply to successive consolidations, mergers, sales or transfers.

3.3           Exchanges and Distributions With Respect to Common Stock. If the Company shall exchange for its Common Stock or distribute with respect to its Common Stock other securities issued by it, the Company shall give notice thereof to the Holder, and the Holder shall have the right thereafter (until the expiration of this Warrant) to exercise this Warrant for the kind and amount of shares of stock and other securities retained or received by a holder of the number of shares of Common Stock of the Company into which this Warrant might have been converted immediately prior to such exchange or distribution, subject to adjustment as provided hereinabove.

3.4           Officer’s Certificate. Whenever the Purchase Price per Warrant Share or the number of shares of Common Stock subject to this Warrant is adjusted, the Company shall promptly mail to the Holder of this Warrant a notice of adjustment, which notice shall include a brief statement of the facts requiring the adjustment and the manner of computing it and shall be certified by the chief financial officer of the Company. The determination of the adjustment shall be made by the Company in its sole discretion and shall be final and binding upon the Holder.

4.             Shares to Be Fully Paid; Reservation of Capital Stock Issuable Upon Exercise of Warrants. The Company covenants and agrees that any shares of Common Stock issued hereunder will, upon issuance, be fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof. The Company shall at all times reserve and keep available out of its authorized but unissued capital stock, solely for the issuance and delivery upon the exercise of this Warrant, such number of its duly authorized shares of Common Stock as from time to time shall be issuable upon the exercise of this Warrant.

5.             Fractional Shares. The Company shall not issue fractions of shares of Common Stock upon exercise of this Warrant or scrip in lieu thereof. If any fraction of a share of Common Stock would, except for the provisions of this Section 5, be issuable upon exercise of this Warrant, then the number of shares of Common Stock to be issued shall be rounded down to the nearest whole share.

6.             Transfer Restrictions

6.1           Transfer. A Holder, including the Initial Holder or any subsequent Holder, may transfer this Warrant only by delivering to the Company the Assignment Form in the form of Exhibit B hereto.

6.2           Securities Laws. The Holder of this Warrant, by accepting delivery of the same, hereby:

(a)           represents and warrants that the Holder is an “accredited investor”, as such term is defined by Rule 501(a), promulgated under the Securities Act of 1933, as amended;

(b)           acknowledges neither this Warrant, nor any shares of Common Stock issued to Holder pursuant to the exercise of this Warrant, has been registered under the Securities Act of 1933, as amended (the “Securities Act”), at the time issuance;

(c)           represents and warrants that this Warrant is being acquired by Holder for investment and not with a view to the sale or other distribution thereof within the meaning of the Securities Act, and Holder has no present intention of selling or otherwise disposing of all or any portion of this Warrant or the rights granted hereby.

(d)           acknowledges that this Warrant and any Warrant Shares issued hereby constitute “restricted securities” under the Securities Act, and accordingly may not be offered, sold, or otherwise transferred unless and until registered under the Securities Act or, in the opinion of counsel or by other evidence in form and substance reasonably satisfactory to the Company, such offer, sale, or transfer, is in compliance therewith;

(e)           agrees that, upon the exercise of this Warrant, it shall make the customary representations and warranties as may be requested by counsel to the Company in order for the Company to properly rely upon Section 4(2) of the Securities Act regarding exemption from registration thereunder, and, in connection with such exemption, that any certificates representing shares of Common Stock issued pursuant to this Warrant would reflect an appropriate legend regarding restrictions upon transferability; and

(f)            agrees to indemnify the Company, and hold it harmless from and against, any and all losses, expenses (including attorneys’ fee), costs and damages arising form or relating to any violation of applicable state securities or “blue sky” laws in connection with the issuance, sale, delivery or exercise of this Warrant and the issuance, sale and delivery of shares of Common Stock upon any exercise of this Warrant.

7.             Replacement of Warrant.  Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement, and if requested by the Board of Directors, a bond in an amount reasonably satisfactory to it, or (in the case of mutilation) upon surrender and cancellation hereof, the Company will issue in lieu thereof a new Warrant of like tenor.

8.             Rights as a Warrant Holder.  The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity except with respect to certificates representing Warrant Shares issued upon exercise of this Warrant. The rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein. Prior to due presentment for transfer of this Warrant, the Company may deem and treat the Holder as the absolute owner of this Warrant for purposes of any exercise hereof and for all other purposes and such right of the Company shall not be affected by any notice to the contrary.

9.             Subdivision of Rights.  This Warrant (as well as any new warrant issued pursuant to the provisions of this Section) is exchangeable upon the surrender hereof by the Holder at the principal office of the Company for any number of new warrants of like tenor and date representing in the aggregate the right to subscribe for and purchase the Warrant Shares.

10.           Sending of Notices.  All notices and other communications with respect to this Warrant shall be in writing and sent by express mail or courier service or by personal delivery, if to the Holder, to the address set forth at the end of this Warrant, and if to the Company, to 10670 N. Central Expressway – Suite 600, Dallas, TX 75232, or to such other address as either party hereto may duly give to the other.

11.           Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of the terms hereof.

12.           Change, Waiver, Discharge or Termination. This Warrant sets forth the entire agreement between the Company and the Holder with respect to the matters herein. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. The Company shall not amend any other Warrant issued as part of this Series to make terms thereunder more favorable to the Holder thereof without offering the same amended terms to the Holder hereof.

13.           Governing Law. This Warrant shall be governed by, and construed in accordance with, the laws of the State of Texas.  Venue for any action arising hereunder shall be proper exclusively in Dallas County, Texas.

[Remainder of page intentionally left blank.]

Initial Holder:		The Company:

DIVERSIFIED CORPORATE RESOURCES, INC.

By:
Name:
Address:		Title:

Date of Issuance:

EXHIBIT A

NOTICE OF EXERCISE

(To be executed by a Holder desiring to exercise the right to purchase Warrant Shares pursuant to a Warrant.)

The undersigned Holder of a Warrant hereby:

(a)           Irrevocably elects to exercise the Warrant to the extent of purchasing          Warrant Shares;

(b)           Tenders herewith payment of the Exercise Price for those Warrant Shares in full in the form of a wire transfer, a certified or bank draft in the amount of $      ;

(c)           Requests that a certificate for such Warrant Shares be issued in the name of the undersigned, or, if the name and address of some other person is specified below, in the name of such other person (the Company shall not be obligated to issue the Warrant Shares in a name other then the Holder’s if, in the opinion of the Company’s counsel, such issuance would not comply with the federal or state securities laws or the terms of this Warrant):

(Name and address of person other than the undersigned
in whose name Warrant Shares are to be registered.)

(d)           Requests, if the number of Warrant Shares purchased are not all the Warrant Shares purchasable pursuant to the unexercised portion of the Warrant, that a new Warrant of like tenor for the remaining Warrant Shares purchasable pursuant to the Warrant be issued and delivered to the undersigned at the address stated below.

Dated:
Signature
(This signature must conform in all respects to the name of the Holder as specified on the face of the Warrant.)

Social Security Number		Printed Name
or Employer ID Number

Address:

Stock Warrant No.:	Colpitt Line of Credit Note-Moore-9

EXHIBIT B

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned,                                 , hereby sells, assigns and transfers unto:

Name:
(Please type or print in block letters)

Address:

the right to purchase                  shares (the “Warrant Shares”) of Diversified Corporate Resources, Inc. (the “Company”) pursuant to the terms and conditions of the Warrant held by the undersigned.  The undersigned hereby authorizes and directs the Company (i) to issue and deliver to the above-named assignee at the above address a new Warrant pursuant to which the rights to purchase being assigned may be exercised, and (ii) if there are rights to purchase Warrant Shares remaining pursuant to the undersigned’s Warrant after the assignment contemplated herein, to issue and deliver to the undersigned at the address stated below a new Warrant evidencing the right to purchase the number of Warrant Shares remaining after issuance and delivery of the Warrant to the above-named assignee. Except for the number of Warrant Shares purchasable, the new Warrant to be issued and delivered by the Company is to contain the same terms and conditions as the undersigned’s Warrant. This Assignment is subject to receipt by the Company of such investment representations by the assignee, as may be reasonably required under the Securities Act of 1933, as amended. To complete the assignment contemplated by this Assignment Form, the undersigned hereby irrevocably constitutes and appoints                                     as the undersigned’s attorney-in-fact to transfer the Warrant and the rights thereunder on the books of the Company with full power of substitution for these purposes.

Dated:		Signature
(This signature must conform in all respects to the name of the Holder as specified on the face of the Warrant.)

Social Security Number or		Printed Name
Employer ID Number
Address:

Stock Warrant No.:	Colpitt Line of Credit Note-Moore-9